UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2026

CROSS COUNTRY HEALTHCARE INC

(Exact name of registrant as specified in its charter)

DE	000-33169	13-4066229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 CONGRESS AVENUE, SUITE 160
BOCA RATON, Florida 0
(Address of principal executive offices, including zip code)

(561) 237-4152
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCRN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Accounting Officer and Named Executive Officer

On March 9, 2026, it was determined that, as of March 10, 2026 (the “Effective Date”), James V. Redd III will cease to serve as the Senior Vice President and Chief Accounting Officer of Cross Country Healthcare, Inc. (the “Company”) and that Phil Noe will cease to serve as Chief Information Officer of the Company. Neither Mr. Redd’s departure nor Mr. Noe’s departure was the result of any dispute or disagreement with the Company, including with respect to any matters relating to the Company’s accounting practices or financial reporting.

 Appointment of Principal Accounting Officer

On March 9, 2026, the Company’s Board of Directors appointed Marvin Veizaga as its Senior Vice President, Chief Accounting Officer (the “Appointment”), with such Appointment to be effective as of the Effective Date. Mr. Veizaga, 45, has been employed with the Company since 2015, most recently serving as its Group Vice President, Corporate Controller. From 2021 to 2023, he served as the Company’s Vice President, Assistant Controller, and from 2020 to 2021, he was the Company’s Vice President, Business Unit Controller. Prior to joining the Company, Mr. Veizaga served as a Senior Auditor at Deloitte & Touche LLP from 2012 to 2015. Mr. Veizaga is a certified public accountant and holds a Bachelor of Science in Accounting from Florida Atlantic University.

In connection with the Appointment, the Company and Mr. Veizaga entered into that certain Letter Agreement, dated as of March 10, 2026 (the “Letter Agreement”). Pursuant to the Letter Agreement, effective as of the Effective Date, Mr. Veizaga’s base salary will be increased to $340,000, and he will be eligible for an annual short-term incentive bonus target amount of 50% of his base salary under the Company’s Annual Cash Incentive Program. The Letter Agreement also provides that Mr. Veizaga will be eligible to receive an annual long-term incentive equity award with a target value equal to 50% of his base salary.

There is no arrangement or understanding between Mr. Veizaga and any other person pursuant to which Mr. Veizaga was appointed Principal Accounting Officer, nor does he have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Veizaga has no family relationships with any of the Company’s directors or executive officers. The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits

(d) Exhibits

Exhibit                          Description
10.1	Letter Agreement, dated March 10, 2026, by and between Cross Country Healthcare, Inc. and Marvin Veizaga
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:                          March 10, 2026
By:            /s/ William J. Burns
           William J. Burns
           Executive Vice President & Chief Financial Officer